Exhibit 10.12

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE AND CONFIDENTIAL

Our Ref:

Date: 14 June 2024

CONCORDE SECURITY PTE. LTD.

3 ANG MO KIO STREET 62

# 01 - 49 LINK@AMK

SINGAPORE 569139

Dear Sirs

OCBC BUSINESS VENTURE LOAN

We, Oversea-Chinese Banking Corporation Limited (the “Bank”), are pleased to make available to you the facility set out below (“Facility”), subject to the following terms and conditions, the Bank’s Standard Terms and Conditions Governing Banking Facilities and such terms and conditions as may be prescribed by Enterprise Singapore in connection with the Enterprise Singapore Venture Debt Programme (the “Venture Debt Programme”), the terms of which are hereby incorporated by reference.

1.	LIMITS/QUANTUM

Term Loan (“Term Loan”)	Limit
(Tenor: 5 years)	SGD500,000.00

2.	PURPOSE

OCBC Business Venture Loan	:	For working capital requirements

3.	PRICING

Term Loan	:	3.50% p.a. over the Bank’s prevailing 3 month Cost of Funds as determined by the Bank.

The rate(s) applicable to the Facility shall hereinafter be referred to as the “Prescribed Rate”. The Bank shall, at its absolute discretion at any time upon notification (but without your consent), be entitled to revise the Prescribed Rate, the periodic rests applicable to the Facility, and the commission, fee or bank charges in respect of any of the Facility. Such notification shall be conclusive and binding on you.

For the purpose of this Facility Letter, “cost of funds” means in relation to any period the rate payable by the Bank for the cost of borrowing in the currency of the Facility for such period in respect of the relevant amount and (I) in the case of borrowing in Singapore Dollars, it means in relation to any period the rate payable by the Bank for the cost of borrowing in Singapore Dollars for such period in respect of the relevant amount plus the cost of maintaining statutory reserves and liquid assets and/or complying with other requirements as may be imposed from time to time by the Monetary Authority of Singapore (“MAS”) or such other authorities having jurisdiction over banks in Singapore and (ii) in the case of borrowing in foreign currencies, it means in relation to any period the rate payable by the Bank for the costs of borrowing such foreign currencies for such period in respect of the relevant amount plus the cost of maintaining statutory reserves and liquid assets and/or complying with other requirements as may be imposed from time to time by MAS or such other authorities having jurisdiction over banks in Singapore.

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:

CONCORDE SECURITY PTE. LTD.

For the avoidance of doubt, the revised pricing and/or Prescribed Rate shall include among others, the aggregate of the margin, the Bank’s Cost of Funds (from whatever source it reasonably selects) and any mandatory cost.

4.	SECURITY/SUPPORT

The Facility will be secured by the following in form and substance satisfactory to the Bank:-

4.1	New Deed of Guarantee and Indemnity for all monies from CHUA SWEE KHENG and LIM PING PING.

4.2	New Deed of Guarantee and Indemnity for all monies from CONCORDE INTERNATIONAL GROUP PTE. LTD..

5.	TERM LOAN

5.1	Availability:

The Term Loan shall cease to be available upon the expiry of six (6) months from the date of this Facility Letter or such other date/period as the Bank shall approve and notify to the Borrower in writing (the “Expiry Date”).

Subject to the terms and conditions stated in this Facility Letter, the Term Loan can be utilised/drawn down by you on or prior to the Expiry Date.

5.2	Drawdown:

Subject to the Bank’s absolute discretion to permit otherwise:-

(a)	You shall drawdown the Term Loan in one lump sum by giving to the Bank notice in writing of your intention to make the drawing not later than three (3) Business Days prior to the intended date of drawing in the Notice of Drawing form attached to this Facility Letter.

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:

CONCORDE SECURITY PTE. LTD.

(b)	The Notice of Drawing under the Term Loan:-

(i)	subject to the Bank’s absolute discretion to permit otherwise, shall be given by you to the Bank not later than 11.00 a.m. on the third Business Day prior to the intended date of advance;

(ii)	must specify a proposed date of the advance which is a Business Day; and

(iii)	must be in writing in the form attached to this Facility Letter and shall be irrevocable and binding on you.

(c)	You may not redraw any amount prepaid or repaid.

5.3	Repayment:

The Term Loan shall be repayable by monthly instalments comprising both principal and interest calculated on the quantum of the Term Loan granted of such amount(s) or as may be notified by the Bank to the Borrower from time to time. The first monthly instalment amount payable shall be such amount as the bank may notify to the Borrower in writing within seven (7) Business Days following the date of the first disbursement. If the first disbursement is made before the 15th day of the month, the first monthly instalment shall be payable on the first day of the month following the date of first disbursement. If the first disbursement is made after the 15th day of the month, the first monthly instalment shall be payable on the first day of the second month following the date of first disbursement.

5.4	Prepayment:

(a)	The Borrower may prepay:

(i)	all outstanding amounts under this Facility Letter by giving to the Bank not less than 3 months’ prior written notice of intended repayment or paying to the Bank 3 months’ interest in lieu of such notice; or

(ii)	prepay part of the outstanding amounts under this Facility Letter by giving to the Bank not less than 3 months’ written notice of intended repayment or paying to the Bank 3 months’ interest in lieu of such notice. All partial prepayments shall be in multiples of SGD1,000.00 and shall not be less than SGD10,000.00.

(b)	If the Term Loan is fully or partially prepaid within the loan tenor, a prepayment fee of 2.00% flat will be charged on the amount prepaid/redeemed. Such prepayment fee shall be payable on the date of prepayment together with the amount prepaid.

(c)	Any notice of prepayment given by you shall be irrevocable and shall oblige you to prepay in accordance with that notice.

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:

CONCORDE SECURITY PTE. LTD.

(d)	If the Borrower fails to prepay all of the outstanding in accordance with the written notice of intended repayment referred to in Clause 5.4 (a)(i), the Bank will, in its absolute discretion, permit the Borrower to prepay at a later date provided that:-

(i)	the Borrower gives the Bank a new written notice of intended repayment of not less than 3 months or pays to the Bank 3 months’ interest in lieu of such notice;

(ii)	the Borrower pays the Bank such administrative fee as may be imposed by the Bank from time to time in its sole and absolute discretion; and

(iii)	the Borrower adheres to and abides by all other conditions and provides any documents as may be required by the Bank from time to time as the Bank may in its sole and absolute discretion impose and/or require.

5.5	Cancellation Fee:

A cancellation fee of 2.00% flat will be charged on the unused portion of the Term Loan and payable by you immediately upon the Bank’s demand. Any portion of the Term Loan not utilised by the end of the availability period shall be cancelled.

5.6	Facility Fee:

A non-refundable facility fee of SGD10,000.00 (shall be payable to the Bank upon first disbursement of the Facility and deducted upfront from the amount disbursed.

6.	FINANCIAL COVENANTS

6.1	You shall ensure that in each financial year (ending 31 December), not less than 50% of your sales revenue for that financial year (as evidenced by your financial statements) is remitted into your corporate account(s) maintained with the Bank.

7.	CONDITIONS PRECEDENT TO AVAILABILITY OF THE FACILITY

Notwithstanding any other provision of this Facility Letter, the availability of the Facility is subject to satisfaction of the following conditions precedent:

7.1	receipt, in form and substance acceptable to the Bank, of such documents as the Bank may request, including but not limited to:-

(a)	Copy of your Certificate of Incorporation, Constitution and register of members, and that of the guarantors, mortgagors, third party depositors and any persons (other than you) providing security for the Facility (collectively “the Surety”), certified as a true copy by a Director or the Company Secretary.

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:

CONCORDE SECURITY PTE. LTD.

(b)	Copy of your Board Resolutions and Shareholders’ Resolutions (if required by the Bank) and that of the Surety, if a corporation, in the Bank’s prescribed format and duly certified as a true copy by two Directors or a Director and the Company Secretary.

(c)	The duplicate of this Facility Letter and all security and support documents containing such terms and conditions as the Bank may in its absolute discretion require duly executed, stamped (where applicable) and perfected.

(d)	The duly completed application form of Enterprise Singapore for the Enterprise Financing Scheme

(e)	Form for appointment of process agent duly executed (where applicable).

(f)	Spousal Consent duly executed (where applicable).

(g)	The Call Option Agreement (duly executed between you and the Bank) in relation to you agreeing to grant to the Bank an option to subscribe for the ordinary shares in you pursuant to the terms and conditions set out therein.

(h)	Copy of your Board Resolutions and Shareholders’ Resolutions authorising the execution of the Call Option Agreement.

7.2	the following conditions being satisfied as at each advance, drawdown or availment of the Facility:-

(a)	You are in compliance with all conditions / covenants / requirements set out in this Facility Letter and/or the Bank’s Standard Terms and Conditions Governing Banking Facilities and/or as may be or have been notified to you in writing by the Bank in connection with this Facility Letter.

(b)	There is and has been (since the date of this Facility Letter) no material adverse change in your financial condition, operating environment, management or any other conditions [or event] which in the opinion of the Bank will materially affect your ability to perform your obligations under this Facility Letter.

(c)	No event of default as set out in the Bank’s Standard Terms and Conditions Governing Banking Facilities or any other event which would, with the giving of notice or passing or lapse of time and/or a relevant determination, constitute an event of default, has occurred.

(d)	Your application for Enterprise Financing Scheme shall be subject to you satisfying the eligibility criteria prescribed by Enterprise Singapore from time to time and the approval of Enterprise Singapore

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:

CONCORDE SECURITY PTE. LTD.

(e)	if you are not or cease to be eligible (under the criteria prescribed by Enterprise Singapore) for facilities granted under the Venture Debt Programme (as the case may be), or you commit or threaten to commit a breach or neglects or fails to observe and perform any of the terms and conditions imposed by Enterprise Singapore on borrowers under the Venture Debt Programme (as the case may be) and/or on credit facilities granted thereunder; it will constitute as an event of default

(f)	All representations and warranties provided by you to the Bank in connection with this Facility (including in your Loan Application Form) or otherwise contained in this Facility Letter or in the Bank’s Standard Terms and Conditions Governing Banking Facilities are true, accurate and not misleading in any respect and will be true, accurate and not misleading in any respect if repeated on each date of advance, drawdown or availment of the Facility by reference to the circumstances then existing.

(g)	Without prejudice to Clause 7.1 and Clause 7.2(a), you have provided any other document(s) and/or information as may be required by the Bank from time to time and have adhered to and abided by all other conditions and provisions as the Bank may in its absolute discretion impose.

8.	BREAK FUNDING COST

Any breakfunding costs incurred by the Bank, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Bank in its sole discretion) shall be borne by you and payable on the Bank’s demand notwithstanding that the prepayment or full settlement before the maturity of the Facility is requested by the Bank.

9.	DEFAULT INTEREST

Default interest shall be payable at the rate of 3% p.a. over the Prescribed Rate or such or such other rates as may be determined by the Bank in its absolute discretion on any part of the Facility that is not paid on due date or upon demand, as the case may be, until the date of payment shall be payable by you.

10.	OTHER TERMS AND CONDITIONS

10.1	Unless the Bank, in its sole and absolute discretion so determines, without prejudice to any provision of the Bank’s Standard Terms and Conditions Governing Banking Facilities or this Facility Letter, the Facility will be subject to mandatory repayment and cancellation and all amounts under the Term Loan (including interest) shall be due and immediately repayable contemporaneously upon the completion of (1) the exercise of the Call Option or (2) IPO or (3) Trade Sale.

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:

CONCORDE SECURITY PTE. LTD.

10.2	Unless the Bank, in its sole and absolute discretion so determines, without prejudice to any provision of the Bank’s Standard Terms and Conditions Governing Banking Facilities or this Facility Letter, the Facility will, on demand by the Bank, be subject to mandatory repayment and cancellation and all amounts under the Term Loan (including interest) shall be due and immediately repayable if Enterprise Singapore terminates its obligations under the Venture Debt Programme in relation to the Facility for any reason whatsoever or Enterprise Singapore determines for any reason whatsoever that the Venture Debt Programme shall cease to apply with respect to the Facility.

10.3	You undertake and agree to ensure that, save with the Bank’s prior written consent:

(i)	save for any encumbrances which are currently subsisting and which have been previously disclosed in full to the Bank, you shall not create or cause to subsist any fixed and floating charge over the whole or any part of your undertakings and assets whatsoever and wheresoever situate, both present and future, including, without limitation, any machinery, equipment, factory and other assets purchased or leased using monies drawndown under the Facility (“Relevant Assets”);

(ii)	the Relevant Assets shall only be used for the purposes specified in your Loan Application Form; and

(iii)	none of the Relevant Assets shall be transferred, pledged, mortgaged, leased, sub-leased or otherwise encumbered to any other party or dealt with.

10.4	You acknowledge and undertake to ensure that, save with the prior written consent of the Bank and Enterprise Singapore, there shall be no changes in your ownership (beneficial or legal) from that notified to Enterprise Singapore in your Loan Application Form.

10.5	You shall submit your audited annual financials as soon as practicable but not more than 18 months from the close of your financial year.

10.6	You shall comply with all additional requirements, terms and conditions as may be specified by Enterprise Singapore, at its sole discretion from time to time, under the Venture Debt Programme and do all acts necessary to comply with and to enable the Bank to comply with all requirements, terms and conditions of Enterprise Singapore (including without limitation, all eligibility requirements or criteria).

10.7	You shall provide any other document(s) or information as may be required by the Bank or Enterprise Singapore from time to time and adhere to and abide by all other conditions precedent or subsequent as the Bank may in its sole discretion impose.

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE  & CONFIDENTIAL

Our Ref:

CONCORDE SECURITY PTE. LTD.

10.8	The Bank reserves the right to require you, from time to time, to, in connection with and for the purposes of this Facility Letter and the Venture Debt Programme:

(i)	furnish the Bank with documentary evidence (in form and substance acceptable to the Bank) showing your compliance with all the requirements, terms and conditions required by the Bank or Enterprise Singapore;

(ii)	provide access to and allow representatives of the Bank and/or Enterprise Singapore to examine and make copies of all records relating in whole or in part to the Facility and/or the Venture Debt Programme and afford such representatives of the Bank and/or Enterprise Singapore all such assistance for this purpose as they may require; and

(iii)	to execute any further documents and provide any further information or documents as may be reasonably required by the Bank or Enterprise Singapore.

10.9	You irrevocably consent and authorise the Bank to disclose to representatives Enterprise Singapore any information provided by you to the Bank or otherwise related to this Facility, whether in connection with this Facility Letter or otherwise, including but not limited to any information in relation to financing provided by the Bank to you separately from the Venture Debt Programme.

10.10	You shall immediately notify the Bank of:

(i)	any further loan facility or borrowing by you under the Venture Debt Programme from third party lenders (other than the Bank); and

(ii)	any event or series of events which may have a material adverse effect on your business, prospects or financial condition.

11.	DOCUMENTATION

This offer is subject to completion of all documentation (as the Bank may require) in form and substance acceptable to the Bank. If the documentation are not completed within three (3) months from the date of acceptance of this Facility Letter, then this offer will lapse, unless the Bank in its absolute discretion agrees in writing to extend this offer.

12.	APPLICATIONS

Each application by you to use the Facility in whole or in part shall be a request by you to the Bank to extend financing on the terms set out or referred to in this Facility Letter. No commitment by the Bank to extend financing shall arise until any application by you is accepted by the Bank either expressly or by the Bank extending financing to you.

You shall, unless otherwise agreed to by the Bank, maintain at least one operating account with the Bank for the day-to-day operation of your business for so long as any sum remains owing under the Facility.

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:

CONCORDE SECURITY PTE. LTD.

To the extent that the same are not inconsistent with the express terms herein, the Bank’s Standard Terms and Conditions Governing Banking Facilities and any amendments, supplements or replacements thereto from time to time shall form part of and be deemed to be incorporated in this offer.

We trust that the above terms and conditions are acceptable to you. This offer will lapse after 7 days from the date of this Facility Letter, unless otherwise arranged.

Please signify your acceptance by signing and returning to us the duplicate copy of this Facility Letter together with a certified copy of your Board and Shareholders’ Resolution(s) in the form attached. Notwithstanding your failure to accept and return this Facility Letter within the deadline set out above, the use of the Facility by you shall be deemed as your acceptance of all terms and conditions as stated.

If you have any queries, please do not hesitate to contact Benjamin Chou Zi Yang at 9327 1863 who shall be pleased to assist you.

We are pleased to be of service to you and look forward to hearing from you in due course.

Yours faithfully

for OVERSEA-CHINESE BANKING CORPORATION LIMITED

/s/ Ng Chee Keong James	/s/ Iris Ng
Ng Chee Keong James	Iris Ng
Group Leader	Business Head
Middle Market	Middle Market
Global Enterprise Banking	Global Enterprise Banking

Customer’s Initial	/s/ Bank’s Staff Initial
Legal/Feb 2022	Bank’s Staff Initial

Confidential

OCBC Bank 65 Chulia Street OCBC Centre Singapore 049513

PRIVATE  & CONFIDENTIAL

Our Ref

CONCORDE SECURITY PTE. LTD.

By signing below, I/we hereby:-

(i)	accept the Facility on the terms and conditions contained in or incorporated by this Facility Letter, including the Bank’s Standard Terms and Conditions Governing Banking Facilities;

(ii)	authorise the Bank to debit all monthly instalments, interest, costs, charges and fees including processing fees and insurance premium, if any, from my/our Account No. _________________or any other account which I/we have or may have with the Bank.

For and on behalf of CONCORDE SECURITY PTE. LTD.

Name of Authorised Signatory(ies):

Date:

Legal/Feb 2022

Confidential